UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2019
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I.R.S.
Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL Inc.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On April 17, 2019, DPL Inc. (“DPL”) entered into an indenture, dated as of April 17, 2019 (the “Indenture”), with U.S. Bank National Association (the “Trustee”). DPL also entered into a registration rights agreement as described below in Item 2.03 of this Form 8-K. The information reported below in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03   Creation of a Direct Financial Obligation.

On April 17, 2019, DPL completed the offering of $400 million in aggregate principal amount of senior notes due 2029 (the “Notes”) in a private offering conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Notes have not been registered under the Securities Act or applicable state securities laws and, consequently, the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. DPL used the net proceeds from the offering, together with cash on hand, to redeem a portion of the $780 million aggregate principal amount outstanding of its 7.25% senior unsecured notes due 2021.

Payments of interest on the Notes are payable on April 15 and October 15 of each year, commencing October 15, 2019. Principal on the Notes is payable, unless earlier redeemed, on the maturity date, which is April 15, 2029. DPL has also agreed to register the Notes under the Securities Act by filing a registration statement or shelf registration with the Securities and Exchange Commission pursuant to a registration rights agreement, dated as of April 17, 2019 (the “Registration Rights Agreement”), by and between DPL and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers. Failure to timely comply with certain provisions of the Registration Rights Agreement will result in increased interest on the Notes.

DPL may redeem some or all of the Notes at any time before January 15, 2029 at a redemption price equal to 100% of the principal amount, plus a make-whole premium calculated based on the applicable Treasury Rate (as defined in the Indenture) plus 30 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. DPL may redeem some or all of the Notes at any time on or after January 15, 2029 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indenture contains certain restrictions, including a limitation that restricts DPL’s and certain of its subsidiaries’ ability to create certain liens on its assets or properties and consolidate or merge, or convey, transfer or lease substantially all of its consolidated properties. The Indenture also requires DPL to offer to repurchase the Notes upon certain change of control events.

The foregoing descriptions of the terms of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement that are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated April 17, 2019, between DPL Inc. and U.S. Bank National Association.
4.2	Registration Rights Agreement, dated as of April 17, 2019, by and between DPL Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 17, 2019	DPL Inc.

/s/ Judi L. Sobecki
		Name: Title:	Judi L. Sobecki General Counsel and Secretary